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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 27, 1998

                          SECOND BANCORP, INCORPORATED
                          ----------------------------
             (Exact name of registrant as specified in its charter)

Ohio                                 0-15624                         34-1547453
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(State of incorporation)            (Commission              (IRS Employer
                                    File Number)             Identification No.)


108 Main Avenue S.W., Warren, Ohio                                   44482-1311
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code: 330-841-0123


ITEM 5. OTHER EVENTS

Appointment of directors:

         By negotiated terms of a certain Agreement and Plan of Merger date May 4, 1998 pursuant to which Trumbull Financial Corporation ("Trumbull") agreed to be acquired by and merged into Second Bancorp Incorporated ("Second Bancorp"), Second Bancorp agreed, subject to completion of the transaction, to increase the number of its directors from seven (7) to ten (10) and to fill the vacancies created thereby with three former Trumbull directors. Second Bancorp's acquisition of Trumbull was completed as of the close of business, November 19, 1998.

         Effective the close of business on November 19, 1998, the following former Trumbull directors were added to Second Bancorp's Board of Directors.

         Dr. David A. Allen, Jr., age 57, was a director of Trumbull since 1993. Dean of the Trumbull Campus of Kent State University since 1990, Dr. Allen previously served as Chair of the Aerospace Studies Department and Associate Director of Undergraduate Admissions, Pennsylvania State University, and prior to that in the United States Air




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Force where he retired with the rank of Colonel. Dr. Allen holds a masters degree in Higher Education from George Washington University and a Ph.D. in Education Administration from the University of Southern California. Dr. Allen was conditionally elected to Second Bancorp's Board by vote of its shareholders at a special meeting held on November 10, 1998.

         James R. Izant, age 40, was a director of Trumbull since 1985, Corporate Secretary since 1986 and Executive Vice President since 1991. Mr. Izant has twenty years of banking experience, beginning in 1978 with The Second National Bank of Warren and continuing with Trumbull since 1984. Mr. Izant's specialized training in the banking industry includes degrees from banking schools sponsored by Ohio State University, Ohio University and the University of Texas, Austin. Mr. Izant was appointed as a Second Bancorp director by the Board pursuant to authority granted in the company's regulations.

         Phyllis J. Izant, age 35, has been a director of Trumbull since 1996. Her principal occupation since 1994 is Development Associate for Leadership Gifts, Purdue University Central Development Office, West Lafayette, Indiana. As a Development Associate, Ms. Izant shares responsibility for the University's fund raising efforts as one of four members of the University's leadership team. From 1991 to 1994 Ms. Izant was Assistant Director of Development at the Kent School in Kent, Connecticut where she had primary responsible for the school's capital-raising efforts. Ms. Izant holds a Masters Degree in Business Administration from Purdue University and a Master of Theological Studies from Boston University. Ms. Izant was appointed as a Second Bancorp director by the Board pursuant to authority granted in the company's regulations.

         Phyllis J. and Robert R. Izant are brother and sister.




















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   Second Bancorp, Incorporated


Date: November 27, 1998                            /s/ David L. Kellerman
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                                                   David L. Kellerman, Treasurer





























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